UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2015

Electrum Special Acquisition Corporation
(Exact Name of Registrant as Specified in Charter)

British Virgin Islands	001-37421	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

700 Madison Avenue, 5th Floor
New York, NY	10065
(Address of principal executive offices)	(Zip code)

(646) 365-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.	Other Events.

As previously reported, on June 16, 2015, Electrum Special Acquisition Corporation (the “Company”) consummated an initial public offering (the “IPO”), in which it issued an aggregate of 20,000,000 units (“Units”), each Unit consisting of one ordinary share and one warrant to purchase one-half of one ordinary share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $200,000,000. Simultaneously with the consummation of the IPO, the Company consummated the private placement (the “Private Placement”) of 14,050,000 warrants (“Private Placement Warrants”) purchased by the Company’s sponsor, ESAC Holdings LLC, and an entity controlled by Dwight W. Anderson, one of the Company’s directors, at a price of $0.50 per Private Placement Warrant, generating total proceeds of $7,025,000.

An audited balance sheet of the Company as of June 16, 2015, reflecting the Company’s receipt of the proceeds of the IPO and the Private Placement, is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
99.1	Audited balance sheet.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 22, 2015

Electrum Special Acquisition Corporation

By:	/s/ Eric N. Vincent
Name: Eric N. Vincent
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Audited balance sheet.